UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 16, 2010

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA		92014
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 16, 2010, Adamis Pharmaceuticals Corporation (“Adamis”) entered into an amendment to the Assignment, Assumption and Stock Acquisition Agreement dated February 24, 2010 with Colby Pharmaceutical Company, a privately held company.  As previously disclosed on Adamis’ Current Report on Form 8-K filed February 25, 2010, Adamis and Colby entered into an agreement pursuant to which Colby agreed to transfer and assign to Adamis exclusive license agreements covering intellectual property relating to three small molecule compounds, named CPC-100, CPC-200 and CPC-300, for the potential treatment of human prostate cancer, in exchange for shares of Adamis common stock.  Colby licensed the patents, patent applications and related intellectual property relating to the compounds pursuant to license agreements with the Wisconsin Alumni Research Foundation (WARF).  The license agreement relating to CPC-300 was transferred and assigned to Adamis in consideration of the issuance of 1,000,000 shares of Adamis common stock.  Under the original agreement, transfer of the license agreements relating to CPC-100 and CPC-200 would occur after various closing conditions were satisfied, including receipt by Adamis of equity funding after the date of the agreement in excess of $2 million, and  in consideration of the issuance to Colby of 7,500,000 shares of Adamis common stock.

Under the amendment, Colby assigned and transferred to Adamis the license agreements relating to CPC-100 and CPC-200 in consideration for the issuance to Colby of 5,000,000 shares of Adamis common stock.  Additionally, Adamis issued 1,250,000 shares to each of David Alan Zarling, Ph.D., M.BA. and Anne Vallerga, M.A., Ph.D.,  for consulting services rendered to Adamis in connection with the intellectual property covered by the license agreements.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The securities issued to Colby Pharmaceuticals were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Colby represented that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Since the date of Adamis’ most recent report on Form 10-Q, Adamis has also issued 475,000 shares in the conversion of convertible notes worth a total of $95,000.  The securities were issued to a small number of sophisticated investors in reliance on Section 4(2) of the Securities Act.  Each investor represented that it was an accredited investor as defined in Regulation D promulgated under the Securities Act, and each investor represented that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment to Assignment, Assumption and Stock Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	October 18, 2010	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer

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